EXHIBIT 10.1

Microtek Medical Holdings, Inc.
Annual Executive Performance Bonus Plan

•	Program

•	This Annual Executive Performance Bonus Plan (the “Plan”) is designed to achieve Company objectives by tying compensation to achievement of specific quantitative and qualitative performance objectives.

•	The Plan is tied to shareholder value by designing objectives which, if achieved, should increase shareholder value.

•	The Committee may periodically establish specific quantitative and qualitative objectives as specified below, and a bonus compensation level available to each eligible Participant. These objectives and bonus compensation levels available for a designated Participant shall be set forth in a written award agreement which may be granted by the Committee from time to time to eligible Participants and which shall in any event be subject to the terms of this Plan including the Committee’s authority to modify or terminate an award after granting an award.

•	Determination Criteria

Gate 1	-	As a condition for any bonus being paid under this Plan, the Company must achieve the following quantitative performance objectives for the year:

•	100% of targeted EPS.

•	The weighted average (as set forth in Rule 1 below) of all of the Other Financial Objectives actually achieved for the year shall at least equal 80% of the weighted average of the Other Financial Objectives targeted for the year for bonus payments.

Gate 2	-	Bonus accruals will be calculated separately for each of the Company's fiscal quarters. In the event that the weighted average (as set forth in Rule 1 below) of all of the Other Financial Objectives actually achieved for the quarter shall not equal at least 80% of the weighted average of the Other Financial Objectives targeted for such quarter for bonus payments then no bonus shall accrue or become payable with respect to that quarter.

Microtek Medical Holdings, Inc.
Annual Executive Performance Bonus Plan

•	Calculation Rules

Rule 1	-	For purposes of determining the amount of bonuses earned, each of the Other Financial Objectives shall be weighted as follows:

Net Assets	25%
EBIT	50%
Return on Net Assets	25%

That portion of the quarterly bonus equal to the product of the absolute percentage (not to exceed 100%) at which each Other Financial Objective has or has not been achieved for such quarter multiplied by the applicable weight assigned to such Other Financial Objective shall establish the percentage of the quarterly bonus accrual for such quarter for each of the corresponding Other Financial Objectives.

Rule 2	-	If the weighted average performance of the Other Financial Objectives on an aggregate basis for a full year is more than 100% (the applicable percentage being herein called the "Over Achievement Percentage") of the weighted average of the Other Financial Objectives targeted for the year, the amount of the quarterly bonus accruals established under Rule 1 shall be increased by the product of such quarterly bonus accruals under Rule 1 multiplied by the lesser of the Over Achievement Percentage or 120%.

•	Administration

EPS and Other Financial Objectives	-	Calculated from audited financial statements

Pay Dates	-	03/31 (or such earlier date as may be selected in the sole discretion of the Committee (as defined below)) provided the payee's Date of Termination shall not have previously occurred.

Microtek Medical Holdings, Inc.
Annual Executive Performance Bonus Plan

•	Other Terms and Conditions

Adjustments	-	The Committee shall have authority from time-to-time, at its discretion, to terminate this Plan or make such adjustments in this Plan as it deems appropriate and in the best interest of the Company. Any such adjustment may be made regardless of whether or not such adjustment shall result in a decrease in or elimination of the amount of bonus compensation payable hereunder and whether or not such adjustment is made before or after the accrual of an installment of the bonus pool. For these purposes, there shall be no vested right of any person who may from time-to-time participate in this Plan to any payments which may potentially arise under this Plan. Without limiting the foregoing, the Committee may from time-to-time adjust the allocation to each person participating in the Plan and the size of the bonus pool under this Plan.

Withholding	-	The Company and its successors shall have the right to deduct from amounts payable hereunder all amounts required to be deducted and withheld in accordance with social security taxes and all applicable federal, state and local taxes and charges as may now be in effect or which may be hereafter enacted or required as charges in the compensation of the Participant.

Transferability	-	Interests under this Plan are not transferable except for amounts which have become due and owing hereunder may be transferred as designated by the Participant by will or by the laws of descent and distribution.

Administration	-	The authority to manage and control the operation and the administration of this Plan shall be vested in the Committee. The interpretation of this Plan by the Committee and any decision made by it with respect to this Plan shall be final and binding on all persons.

Disputes	-	Any controversy or claim between the Company and a Participant shall be settled by arbitration in accordance with the provisions of a Participant's employment agreement with the Company, if any.

Not an Employment Contract	-	This Plan does not confer on any Participant any right with respect to continuance of employment or other service with the Company or any Related Company, nor will it interfere in any way with any right of the Company or any Related Company or otherwise to terminate or modify the terms of such Participant's employment or other service at any time.

Construction	-	This Plan shall be governed and interpreted in accordance with the laws of the State of Georgia.

Microtek Medical Holdings, Inc.
Annual Executive Performance Bonus Plan

•	Bonus Eligibility

CEO	-	75% of the total base salary accrued for the applicable year.

CFO	-	50% of the total base salary accrued for the applicable year.

•	Defined Terms

The terms listed below shall be defined as follows:

“Committee”	-	The Compensation Committee of the Board of Directors or, except to the extent prohibited by applicable law or the applicable rules of any stock exchange or market, such other person or persons (who may be members of the Compensation Committee or not) to whom the Committee may expressly allocate or delegate in writing all or any portion of its responsibilities and powers. Any such allocation or delegation may be revoked by the Committee at any time.

“Date of Termination”	-	The date on which a Participant in this Plan is no longer actively employed by the Company or any Related Company unless such date occurs due to a leave of absence approved by the Committee in which event the "Date of Termination" shall occur upon expiration of such approved leave of absence without the prior return of such Participant to such active employment status.

“EBIT”	-	Earnings before interest and income taxes without reflecting any deduction for any bonus payable under this Plan and any other bonus plan for salaried employees of the Company, as such amount is determined by reference to the Company's financial statements for the applicable quarter and year.

“EPS”	-	The earnings per share for the applicable year, determined on a basis consistent with any adjustments to earnings per share contained in the Company's forecast of earnings per share for such year.

“Other Financial Objectives”	-	EBIT, Net Assets and Return on Net Assets.

“Net Assets”	-	The amount of accounts receivable plus inventory less payables set forth on the Company's quarterly and annual financial statements.

Microtek Medical Holdings, Inc.
Annual Executive Performance Bonus Plan

•	Defined Terms (Cont'd)

“Return on Net Assets”	-	The quotient of EBIT divided by Net Assets for any applicable financial period.

“Participant”	-	An executive officer of the Company designated by the Committee to participate in this Plan.

“Related Company”	-	Any subsidiary of the Company or any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

Microtek Medical Holdings, Inc.
Annual Executive Performance Bonus Plan

ANNUAL EXECUTIVE PERFORMANCE BONUS PLAN AWARD

        THIS AWARD is entered into as of the date set forth below by Microtek Medical Holdings, Inc. (the “Company”) in favor of the Participant designated in paragraph 1 below.

WITNESSETH THAT:

        WHEREAS, the Company maintains the Microtek Annual Executive Performance Bonus Plan Award (the “Plan”) which is incorporated into and forms a part of this Award, and the Participant has been selected by the Committee administering the Plan to participate in the Plan;

        NOW, THEREFORE, the Committee hereby establishes as follows:

Terms of Award

1.	The “Participant” is ____________________________.

2.	The Other Financial Objectives and EPS are attached hereto.

        IN WITNESS WHEREOF, the Company has executed this Award as of ___________________________.

MICROTEK MEDICAL HOLDINGS, INC.

By: _________________________________ Its: _________________________________